Amendment to Declaration of Trust

On January 28, 2011, under Conformed Submission 485BPOS, accession number, 0000930413-11-000508, a copy of the Trustee Authorization to Establish Additional Series of
Shares of the TIAA-CREF Funds (the "Trust"), dated
December 7, 2010, (the "Authorization") was previously filed with the SEC as exhibit 99.A(12), to the Trust's
Registration Statement, and such document is incorporated herein by reference as an exhibit to Sub-Item 77Q1 of Form
N-SAR. The Authorization established two new series of the Trust; the Lifecycle 2055 Fund and Lifecycle Index
2055 Fund.